                                                                    Exhibit 12.1


                                                                          RATIO OF EARNINGS TO FIXED CHARGES


                                                                              YEARS ENDED DECEMBER 31,
                                                             ----------------------------------------------------------------------
                                                                                                              ACTUAL     PRO FORMA
                                                                                                              ------     ----------
                                                                1993       1994         1995       1996        1997         1997
                                                                ----       ----         ----       ----        ----         ----
COMPUTATION OF EARNINGS:
Registrant's total earnings (loss) before fixed charge
   additions.............................................     $(4,336)   $ 3,188      $(9,635)    $(7,105)   $(2,720)    $(26,676)
                                                              -------    -------      -------     -------    -------     --------
COMPUTATION OF FIXED CHARGES:
Interest.................................................       6,678      8,437       16,518      25,170     25,959       49,915
                                                              -------    -------      -------     -------    -------     --------

Total earnings (loss) and fixed charges..................     $ 2,340    $11,625      $ 6,883     $18,069    $23,239     $ 23,239
                                                              -------    -------      -------     -------    -------     --------

Ratio of earnings to fixed charges.......................       N/A        1.38         N/A         N/A        N/A         N/A
                                                              -------    -------      -------     -------    -------     --------

Deficiency of Earnings to fixed charges..................     $(4,336)     N/A        $(9,635)    $(7,105)   $(2,720)    $(26,676)
                                                              -------    -------      -------     -------    -------     --------


                                                                         RATIO OF EARNINGS TO FIXED CHARGES


                                                                             SIX MONTHS ENDED JUNE 30,
                                                                             -------------------------
                                                                                    ACTUAL            PRO FORMA
                                                                                    ------            ---------
                                                                  1997               1998                1998
                                                                  ----               ----                ----
COMPUTATION OF EARNINGS:
Registrant's total earnings (loss) before fixed charge
   additions.............................................      $   523            $(10,424)           $(15,489)
                                                               -------            --------            --------
COMPUTATION OF FIXED CHARGES:
Interest.................................................       12,662               4,557              26,622
                                                               -------            --------            --------

Total earnings (loss) and fixed charges..................      $13,185            $ 11,133            $ 11,133
                                                               -------            --------            --------

Ratio of earnings to fixed charges.......................         1.04               N/A                N/A
                                                               -------            --------            --------

Deficiency of Earnings to fixed charges..................        N/A              $(10,424)           $(15,489)
                                                               -------            --------            --------